SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 30, 2004

(Date of earliest event reported)

Nu Horizons Electronics Corp

(Exact name of registrant as specified in its charter)

Delaware	001-08798	11-2621097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[            ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[            ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[            ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[            ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2004, the Registrant entered into a new secured revolving credit agreement (“Credit Agreement”) with eight banks (the “Lenders”) which provides for maximum borrowings of $100,000,000 at either (i) the lead Lender’s prime rate or (ii) LIBOR plus 100 to 275 basis points (a “Eurodollar loan”), depending on the ratio of the Registrant’s liabilities to its tangible net worth, at the option of the Registrant through September 29, 2008. Amounts outstanding under the Credit Agreement are secured by a lien on the Registrant’s receivables and inventory. Borrowings under the Credit Agreement are currently $55 million. The Registrant may borrow, repay and reborrow amounts under the Credit Agreement.

As more fully set forth in the Credit Agreement, the Registrant is required to pay interest on any prime rate loan outstanding monthly in arrears and is required to pay interest on any each Eurodollar loan outstanding in arrears (i) in the case of Eurodollar loans with interest periods of three months or less, at the end of each applicable interest period and (ii) in the case of Eurodollar loans with interest periods of more than three months, on the numerically corresponding day that falls three months after the beginning of such interest period and at the end of the applicable interest period. Any principal amounts outstanding must be repaid on or before September 29, 2008.

The Credit Agreement contains customary restrictive and financial covenants, including financial covenants regarding a maximum net loss, minimum excess availability, minimum capital base, minimum interest coverage, maximum leverage ratios and maximum cash capital expenditures, as well as customary events of default. The obligation of the Registrant to pay the amounts outstanding under the Credit Agreement may be accelerated upon the occurrence of any breach of covenant or other such events of default.

All descriptions of the terms the Credit Agreement are qualified by reference to the actual provisions of the Credit Agreement which is filed as Exhibit 10.1 hereto and which are incorporated herein by reference.

Item. 9.01.	Financial Statements and Exhibits

10.1	Revolving Credit Agreement dated September 30, 2004 between the Registrant and Citibank, N.A., Fleet National Bank, JP Morgan Chase Bank, HSBC Bank USA, North Fork Bank, Israel Discount Bank of New York, Commerce Bank, N.A. and Bank Leumi USA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu Horizons Electronics Corp.

By:	/s/ Paul Durando
Paul Durando Vice President - Finance

Date: October 4, 2004